UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2013

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 692

Riverbank, CA 95367

 (Address of principal executive offices) (zip code)

(209) 863-9000

 (Registrant's telephone number, including area code)

(Former name, if changed since last report)

  Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

N/A

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

£ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2013, Green EnviroTech Holdings Corp. (the “Company”) entered into a joint venture agreement (the “Joint Venture Agreement”) with Petrosonics, LLC (“Petrosonics”). Pursuant to the Joint Venture Agreement, the parties agreed to effectuate the formation of an Irish registered company to be named Greed Power Oil, LTD (the “Joint Venture Company”), for the purpose of researching, development, manufacture and commercialization of oil-industry corroborated processes that remove sulfur from crude oil and refined fuels on a worldwide basis. The Company agreed to make a capital contribution of $14,000,000 (including $2,000,000 which the Company agreed to contribute within 30 days of execution of the Joint Venture Agreement, and an additional $12,000,000 which the Company agreed to contribute within 180 days of execution of the Joint Venture Agreement) to the Joint Venture Company for a 51% interest. Petrosonics agreed to contribute certain intellectual property to the Joint Venture Company for a 49% interest.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Joint Venture Agreement, dated May 27, 2013 between the Company and Petrosonics

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: May 29, 2013	By:	/s/ Gary DeLaurentiis
Name: Gary DeLaurentiis Title: Chief Executive Officer

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